Exhibit 99.1

RABERN RENTALS, LP

FINANCIAL STATEMENTS

AND INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2021

RABERN RENTALS, LP

DECEMBER 31, 2021

CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1 - 2

FINANCIAL STATEMENTS

BALANCE SHEET	3

STATEMENTS OF INCOME	4

STATEMENT OF CHANGES IN PARTNERS’ EQUITY	5

STATEMENT OF CASH FLOWS	6

NOTES TO FINANCIAL STATEMENTS	7 - 14

Independent Auditors’ Report

To the Partners

Rabern Rentals, LP

Opinion

We have audited the accompanying financial statements of Rabern Rentals, LP (a Texas Limited Partnership), which comprise the balance sheet as of December 31, 2021, and the related statements of income, changes in partners’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rabern Rentals, LP as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Rabern Rentals, LP and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Rabern Rentals, LP’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Auditors’ Responsibilities for the Audit of the Financial Statements (Continued)

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Rabern Rentals, LP’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Rabern Rentals, LP’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Dallas, Texas

April 8, 2022

Rabern Rentals, LP

(A Texas Limited Partnership)

BALANCE SHEET

December 31, 2021

2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,360,766
Accounts receivable, net of allowance for doubtful accounts of $215,731	2,556,222
Inventory, net of allowance for inventory reserve of $229,432	858,569
Prepaid expenses	—

Total current assets	4,775,557
PROPERTY AND EQUIPMENT	36,660,520
Less: accumulated depreciation	(19,642,140)

17,018,380
Cash surrender value of life insurance	495,695

Total assets	$22,289,632

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES
Current maturities of note payable	$12,921,260
Accounts payable	396,430
Accrued liabilities	465,697
Customer deposits	35,071

Total current liabilities	13,818,458
LONG-TERM DEBT, net of current portion	—
COMMITMENTS AND CONTINGENCIES	—
PARTNERS’ EQUITY	8,471,174

Total liabilities and partners’ equity	$22,289,632

Rabern Rentals, LP

(A Texas Limited Partnership)

STATEMENT OF INCOME

Year Ended December 31, 2021

NET SALES REVENUE	$4,966,382
RENTAL REVENUE	16,341,573

Total sales	21,307,955
COST OF SALES	9,154,133
SELLING EXPENSES	4,074,848

Total cost of sales and selling expense	13,228,981
Gross profit	8,078,974
OPERATING EXPENSES
General and administrative	3,261,056
Depreciation and amortization (non-rental equipment)	283,395

Total operating expenses	3,544,451

Income from operations	4,534,523
OTHER INCOME (EXPENSE)
Interest income	372
Interest expense	(515,653)
Other expense	(44,031)

Total other expense	(559,312)

INCOME BEFORE PROVISION FOR FRANCHISE TAX	3,975,211
FRANCHISE TAX EXPENSE	44,982

NET INCOME	$3,930,229

Rabern Rentals, LP

(A Texas Limited Partnership)

STATEMENT OF CHANGES IN PARTNERS’ EQUITY

Year Ended December 31, 2021

	General	Limited
	Partner	Partner	Total
Balances at December 31, 2020	$65,013	$6,436,292	$6,501,305
Distributions	—	(1,960,360)	(1,960,360)
Net income	39,302	3,890,927	3,930,229

Balances at December 31, 2021	$104,315	$8,366,859	$8,471,174

Rabern Rentals, LP

(A Texas Limited Partnership)

STATEMENT OF CASH FLOWS

Year Ended December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,930,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,249,692
Provision for doubtful accounts	77,617
Increase in provision for inventory reserve	750
Gain on sale of rental equipment	(668,759)
Changes in operating assets and liabilities, net
Accounts receivable	(181,863)
Inventory	(196,634)
Prepaid expenses	765
Accounts payable	181,568
Accrued liabilities	64,309
Customer deposits	33,039

Net cash provided by operating activities	7,490,713
CASH FLOWS FROM INVESTING ACTIVITIES
Appreciation of cash surrender value life insurance due to premium payments	(108,035)
Proceeds from sales of rental equipment	1,273,805
Purchases of property and equipment	(6,488,383)

Net cash used in investing activities	(5,322,613)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	1,426,229
Payments on notes payable	(1,312,547)
Distributions to partners	(1,960,360)

Net used in financing activities	(1,846,678)

Net increase in cash and cash equivalents	321,422
CASH AND CASH EQUIVALENTS, beginning of year	1,039,344

CASH AND CASH EQUIVALENTS, end of year	$1,360,766

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$515,653
Income taxes	$49,466

Rabern Rentals, LP

NOTES TO FINANCIAL STATEMENTS

BUSINESS ACTIVITY

Rabern Rentals, LP (the “Partnership”) is a Texas limited partnership formed on June 4, 2000. It is engaged in the rental, sale and service of commercial and industrial equipment. The Partnership has three locations in the Texas panhandle. The Partnership’s operations are governed by the Agreement of Limited Partnership (the “Agreement”). Partners should refer to the Agreement for a detailed description of its terms and provisions.

The Partnership will continue in existence until the Partnership is terminated pursuant to the Texas Business Organizations Code or until dissolved as provided in the Agreement. Upon dissolution of the Partnership, the General Partner will promptly wind up the affairs of the Partnership and make final distributions as provided by the Agreement.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is as follows:

Partners’ Equity

Limited Partner Liability

A limited partner is not personally liable or bound for the expenses, liabilities, or obligations of the Partnership beyond the amount of such partner’s capital contributions as defined in the Agreement.

Additional Capital Contributions

If the general partner requires, each Partner may from time to time be required, upon demand by the general partner to make an additional capital contributions pursuant to the Agreement. Additional capital contributions by a limited partner are subject to the consent of the general partner. Additional capital contributions by a general partner are subject to the consent of fifty-one percent of the then outstanding ownership interest of the limited partners.

Allocations of Income and Losses

Income and losses are allocated to the Partners in accordance with the Agreement.

Return of Capital

No Partner has the right to withdraw, demand a return or reduce his capital contribution to the Partnership. In the event a return of or reduction in the capital account of a Partner is made, any amounts paid to such Partner shall be reduced by all costs, fees and other expenses incurred by the Partnership in facilitating such return of or reduction in capital.

Capital Accounts

A Partnership capital account is established and maintained for each Partner throughout the existence of the Partnership. The amount in a Partner’s capital account is the amount of such Partner’s initial capital contribution plus additional capital contribution, and any other voluntary capital contribution made by such Partner and such Partner’s share of the Partnership’s profits. A Partner’s capital account is decreased by the amount of money and the fair market value of property distributed to such Partner (net of liabilities securing such distributed property that the Partner is considered to assume or take subject to under Section 752 of the Code) and by the amount of losses allocated to such Partner, and by other items of deduction specially allocated to such Partner. The capital accounts do not bear interest.

Dispositions and Transfers of Partnership Interests

Except as set forth in the Agreement, no limited partner may transfer nor encumber all or any portion of such partner’s interest in the Partnership without the prior consent of the general partner, which consent may be granted or withheld in the sole discretion of the general partner.

Except as set forth in the Agreement, additional general partners may not be admitted to the Partnership without the consent of all of the partners.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Rabern Rentals, LP

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

In the normal course of business, the Partnership maintains cash and cash equivalent balances at financial institutions located in Texas which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk. The Partnership considers highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable

In the normal course of business, the Partnership grants credit to business customers located throughout Texas. Payment is typically due within 30 days of the invoice date. Because of credit risk involved, an allowance for doubtful accounts is maintained at a level which the Partnership’s management believes is adequate to cover potential losses. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Management also determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. The Partnership writes off accounts receivable when they become uncollectible. Recoveries of trade receivables previously written off are recorded when received. The allowance for doubtful accounts was $215,731 at December 31, 2021.

Inventory

Inventory is stated at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Cost is determined on the weighted average basis. The Partnership regularly evaluates and provides inventory valuation allowances for any non-saleable, excess or obsolete inventories. If the net realizable value of the product is less than cost, the Partnership will establish an allowance to write down the related inventory to estimated net realizable value. The allowance for inventory reserve was $229,432 at December 31, 2021.

Rental Equipment

Rental equipment is stated at cost, less accumulated depreciation and amortization. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Depreciation expense is included in the accompanying statements of income in cost of sales. Rental equipment is depreciated whether or not it is out on rent. Straight-line methods are followed for financial reporting and modified accelerated cost recovery methods are used for tax purposes. Depreciation rates are reviewed based on management’s ongoing assessment of present and future market conditions, their effect on residual values at the expected time of disposal and the estimated holding period. Gains and losses on the sale of rental equipment, including the costs associated with disposals are included in the accompanying statement of income. The Partnership evaluates rental equipment to determine whether events or changes in circumstances have occurred that may warrant revisions of the estimated service lives.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Depreciation expense is included in the accompanying statements of income in cost of sales and operating expenses. Leasehold improvements are amortized over the life of the respective lease or the service life of the improvement, whichever is shorter. Straight-line methods are followed for financial reporting and modified accelerated cost recovery methods are used for tax purposes.

Rabern Rentals, LP

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued)

Maintenance and repairs are charged to operations as incurred; major repairs and replacements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Cash Surrender Value of Life Insurance

The Partnership has purchased life insurance policies with a face value of approximately $4,000,000 to cover the future liability and the Partnership for four key employees. The Partnership has recorded the cash surrender value of certain life insurance policies in which the Partnership is the beneficiary.

Revenue Recognition

Sales of Equipment and Parts

The Partnership sells equipment and parts to customers in the construction industry. Sales prices are determined by the Partnership’s standard terms and conditions, or in certain cases, are the result of specific negotiations with a customer. Performance obligations are defined as the obligation to transfer each unit of equipment or parts ordered to the customer. The Partnership recognizes revenue for products transferred to the customer at the point in time in which the performance obligation is satisfied, which is considered to be the point in time in which the customer obtains control of the good, which is generally no earlier than when the customer has physical possession of the goods promised in the contract and when collectability is probable. The obtainment of physical possession of promised goods by the customer is considered to be the point in time in which the customer can direct the use and obtain substantially all of the remaining benefits of the asset.

Equipment Servicing

The Partnership provides services for repairing large equipment to customers with sales prices determined based on the standalone selling price of the services performed, which are fixed at the time of sale. Performance obligations are defined as the obligation to perform the services requested by the customer. The Partnership recognizes revenue for services performed for the customer at the time in which the performance obligation is satisfied, which is considered to be the point in time in which the requested service is rendered complete and collection is probable. The completion of the requested service is considered to be the point in time in which the customer can direct the use of and obtain substantially all of the remaining benefits of the service provided.

Equipment Rental

The Partnership rents equipment to customers, for typically 3 months or less, based on the standalone rental price of the equipment to be rented. The Partnership generally does not provide an option for the lessee to purchase the rented equipment at the end of the lease. Performance obligations are defined as the obligation to provide each unit of equipment detailed in the rental agreement for the defined period. Rental contracts are able to be modified by the customer without penalty. The Partnership recognizes revenue when persuasive evidence of a contract exists, the performance obligations have been satisfied, that transaction price is fixed or determinable and collection is reasonably assured. Performance obligations are satisfied over the rental period in which the customer has physical possession of the rental equipment. Payments are due from customers at the completion of the rental, except for customers with negotiated payment terms, generally 30 days or less, which are invoiced and remain as accounts receivable until collected.

Ancillary Revenue

Performance of obligations associated with rental related activities, such as charging the customer for the fueling of equipment, equipment delivery and pick-up, and value-added services such as loss damage waivers and other consumables, are satisfied over the rental period or recorded at the point in time when the Partnership sells the product or provides the service to the customer

Rabern Rentals, LP

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contracts

The Partnership has elected a practical expedient to recognize incremental costs incurred to obtain contracts, which primarily represent sales commission where the amortization period would be less than one year, as an expense when incurred in the financial statements.

The Partnership recognizes receivables and liabilities resulting from its contracts with customers. Contract receivables primarily consist of receivables from customers for equipment rentals. Contract liabilities primarily consist of obligations to customers for prepaid equipment rentals and customer deposits.

Shipping and Handling Costs

The Partnership records shipping and handling costs as a component of cost of sales. Billings for third-party shipping and handling costs are included in sales. Postage paid by customers is excluded from revenue and cost of sales.

Income Taxes

For Federal income tax purposes the partners are taxed on their proportionate share of the Partnership’s taxable income. Therefore, no provision or liability for Federal income tax has been included in these financial statements.

The Company’s Federal income tax returns are subject to examination by the Internal Revenue Service (“IRS”). Since many types of transactions are susceptible to varying interpretations under Federal income tax laws and regulations, amounts reported in the accompanying financial statements may be subject to change if successfully challenged by the IRS.

The Financial Accounting Standards Board issued guidance on accounting for uncertainty in income taxes. Management evaluated the Partnership’s tax positions and concluded that the Partnership had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. However, the conclusions regarding accounting for uncertainty in income taxes are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analysis of tax laws, regulations, and interpretations thereof.

Texas franchise tax is assessed on 0.375% of taxable margin apportioned to Texas. As the tax base for computing Texas franchise tax is derived from an income-based measure, management has determined that the franchise tax is an income tax.

Advertising Costs

Advertising costs are expensed in the period incurred as a component of general and administrative expenses in the accompanying statement of income. Advertising expense for the year ended December 31, 2021 was $136,958.

Use of Estimates

In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU No. 2016-02”), which will require a lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a capital or operating lease. However, unlike current GAAP – which requires only capital leases to be recognized on the balance sheet – ASU No. 2016-02 will require both capital and operating leases to be recognized on the balance sheet.

Rabern Rentals, LP

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

Various subsequent accounting standards have been issued by the FASB that clarify, modify, or expand the guidance for ASU No. 2016-02, which has been codified as Topic 842. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which deferred the effective date of Topic 842, as amended, by one year. In June 2020, in response to concerns regarding the implementation of Topic 842 in the midst of the COVID-19 pandemic, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which provided certain entities that had not yet issued their financial statements (or made financial statements available for issuance) reflecting the adoption of Topic 842 with an additional one-year deferral of the implementation of Topic 842, which was adopted by the Company during the year ended December 31, 2020. The guidance set forth in Topic 842 is now effective for private companies for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application is permitted.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU affect entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this ASU affect an entity to varying degrees depending on the credit quality of the assets held by the entity, their duration, and how the entity applies current GAAP. The amendments in this ASU require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The income statement will reflect the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses during the period. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The allowance for credit losses and related credit loss expense will replace the previously used allowance for doubtful accounts and related bad debt expense, respectively, as it relates to trade receivables.

Various subsequent accounting standards have been issued by the FASB that clarify, modify, or expand the guidance for ASU No. 2016-13, which has been codified as Topic 326. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which deferred the effective date of Topic 326, as amended, by one year. The amendments in this ASU are now effective for private companies for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. All entities may adopt the amendments in this ASU earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. An entity will apply the amendments in this ASU through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach).

The Partnership is currently assessing the impact these recent accounting pronouncements will have on its financial statements.

Rabern Rentals, LP

NOTES TO FINANCIAL STATEMENTS

2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2021:

	Estimated Service Lives
Rental equipment	5 - 7 years	$32,641,981
Equipment	5 - 7 years	691,269
Building	5 - 15 years	336,405
Furniture and fixtures	3 - 7 years	187,323
Computer equipment	5 years	158,869
Leasehold improvements	5 - 15 years	784,037
Automobiles	3 - 7 years	1,860,636

		36,660,520
Less: accumulated depreciation and amortization		(19,642,140)

		$17,018,380

Depreciation expense for the year ending December 31, 2021 was $4,249,692. Depreciation expense of $3,966,297 related to rental equipment is included in cost of sales in the statement of income. Depreciation expense of $283,395 related to non-rental property and equipment is included in operating expenses in the statement of income.

3.	NOTES PAYABLE

Notes payable consists of the following at December 31, 2021:

Credit and Security Agreement

Term loan originating November 27, 2020 of $15,500,000. Payable in monthly installments of $116,185 including interest of 4%. The remaining outstanding principal and interest is due November 27, 2022 as defined in the note agreement. The note is collateralized by substantially all assets of the Partnership. The Partnership must maintain certain covenants, as defined in the note agreement.	$12,921,260
Term loan originating December 2, 2016. Payable in monthly installments of $2,800, including interest at 4%. Collateralized by the vehicle and guaranteed by the limited partner. Paid in full as of December 2021.	—

12,921,260
Less current portion	(12,921,260)

$—

4.	ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2021:

Payroll and related taxes	$270,160
Sales tax payable	150,555
Franchise tax payable	44,982

$465,697

Rabern Rentals, LP

NOTES TO FINANCIAL STATEMENTS

5.	COMMITMENTS AND CONTINGENCIES

Hazardous Materials

The Partnership’s facilities are subject to federal, state, and local regulations relating to the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Partnership expect such compliance to have, any material effect upon the capital expenditures, net earnings, financial condition, or competitive position of the Partnership. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

Operating Leases

The Partnership has operating lease agreements with related parties for its office space, and three retail stores. Rent expense under these operating leases was $301,500 for the year ended December 31, 2021 and is included in general and administrative expenses in the accompanying statement of income. Rent expense is recorded as incurred. Each lease is under a month to month arrangement and as such there are no future minimum commitments for any of the leases. Management expects that in the normal course of business, leases that expire will be renewed or replaced by other leases; thus it is anticipated that future minimum lease commitments will not be less than the amount shown for the year ended December 31, 2021.

6.	RISKS AND UNCERTAINTIES

Financial instruments that potentially subject the Partnership to a concentration of credit risk principally consist of cash, accounts receivables, and notes payable.

The Partnership rents, sells and services commercial and industrial equipment and extends credit to its customers in the Texas panhandle, with payment terms generally at the prevailing market rates and terms.

In the normal course of business, the Partnership maintains cash balances at financial institutions located in the Texas panhandle. At times, the cash balances may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to significant credit risk on cash.

Operations are susceptible to global events, including acts or threats of war or terrorism, international conflicts, political instability, pandemics and natural disasters. The occurrence of any of these events could have an adverse effect on our business results and financial condition.

7.	RELATED PARTY

The Partnership has three facility leases with HTS Management, LLC, which is owned by one of the Partners. The leases expired on December 31, 2021 and are now considered month-to-month. Rent expense to HTS Management, LLC was $208,000 for the year end December 31, 2021.

The Partnership rents retail space from Rahll Center, LLC, which is owned by an employee of the Partnership. The lease is considered month-to-month. Rent expense to Rahll Center, LLC was $93,500 for the year end December 31, 2021.

8.	RETIREMENT PLANS

Deferred Compensation Plan

The Partnership has a deferred compensation plan available to five key employees. The Plan is an unfunded, nonqualified, key employee plan. Contributions to the Plan are made at the discretion of the Partners. The Plan calls for benefits payable to those participants attaining the normal retirement age of 65 years old. The Plan calls for $25,000 per year over a period of 20 years and a death benefit of $100,000. The Partnership can, at its discretion, change the benefits under the plan.

Rabern Rentals, LP

NOTES TO FINANCIAL STATEMENTS

8.	RETIREMENT PLANS (Continued)

Deferred Compensation Plan (Continued)

As noted in Note 10, subsequent to year end the Partnership terminated the deferred compensation plan. As of December 31, 2021 and at the time of termination, none of the participants qualified for the benefits under the terms of the Plan. The Partnership has no responsibility to fund the Plan and the participants have no claim to benefits. Management elected to not record any liability for the plan as of December 31, 2021.

Simple IRA Plan

The Company has a Simple IRA plan covering employees who are expected to earn at least $5,000 or more in compensation for the calendar year. Under the Plan, the Partnership may make a discretionary matching contribution equal to a discretionary percentage of the participants’ elective deferrals, to be determined by the Partnership. In 2021, the Partnership matched up to 3% of the employee’s compensation for the calendar year. Employer contributions totaled $52,647 during the year ended December 31, 2021.

9.	GLOBAL PANDEMIC

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported to have surfaced in China. The virus subsequently spread to other parts of the world, including the U.S. and Europe, and has caused unprecedented disruptions in the global economy as efforts to contain the spread of the virus have intensified. In March 2020, the World Health Organization officially declared COVID-19 to constitute a “Public Health Emergency of International Concern” and characterized the outbreak as a pandemic. As a result, the U.S. government has implemented enhanced screenings, quarantine and “shelter-in-place” requirements, various business shutdowns, and travel restrictions in connection with the COVID-19 outbreak to help to mitigate the spread of the virus. The spread of this virus has caused business disruptions to the Partnership beginning in February 2020, resulting in disruptions in the supply chain, reduced availability of products, delays in shipment of products, and limitations in employee resources. The Partnership’s operational and financial performance will depend on future developments. The Partnership is carefully reviewing all rules, regulations, and orders related to the COVID-19 pandemic as they are released and responding accordingly. Government and health authorities may announce new or extend existing restrictions, which could require the Partnership to make further adjustments to operations in order to comply with any such restrictions. The duration and severity of any business disruption and related financial impact cannot be reasonably estimated at this time.

10.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 8, 2022, which is the date the financial statements were available to be issued.

In fiscal year 2022, the Partners signed a letter of intent to sell their interests in the Partnership to Manitex International, Inc. Effective February 18, 2022, as part of the process to prepare for the sale of the Partnership, the Partnership terminated its deferred compensation plan described in Note 8. The Plan was intended to be funded by the life insurance policies reported at their cash surrender value of $495,695 in the balance sheet at December 31, 2021. Subsequent to the cancellation of the deferred compensation plan, the Partnership began the process of transferring the life insurance policies to the limited partner. The transfer of the life insurance policies as well as the sale of the Partnership is expected to be completed in April 2022.

Effective March 2022, the Partnership opened a fourth location in Lubbock, Texas and entered into a month to month lease for the retail and office space for this location. These locations will be owned and leased by HTS management.